EXHIBIT 2.1.1
                              FIRST AMENDMENT TO
                             AMENDED AND RESTATED
                     AGREEMENT AND PLAN OF REORGANIZATION



      THIS FIRST AMENDMENT (the "Amendment") is made and entered into as of the 13th day of June, 1996, by and among New STAT Healthcare, Inc. ("NEW STAT"), STAT Healthcare, Inc. ("OLD STAT"), STAT Acquisition Corp. ("STAT ACQUISITION"), and AmHealth Corporation, AmHealth Enterprises of the Valley, Inc. and AmHealth Ambulatory Services, Inc. (collectively, the "AMHEALTH CORPORATIONS") and AmHealth Kidney Centers of the Valley, Ltd., Weslaco Kidney Center, Ltd., Starr Dialysis Center, Ltd., Mission Kidney Center, Ltd., Brownsville Kidney Center, Ltd., AmHealth Ambulatory Healthcare, Ltd., Southwestern Infusion Healthcare, Ltd., Brownsville Hyperbaric Healthcare, Ltd., and AmHealth Medical Management, Ltd. (collectively, the "AMHEALTH PARTNERSHIPS").

                             W I T N E S S E T H:

      WHEREAS, New STAT, Old STAT, STAT Acquisition and the AmHealth Entities are parties to that certain Amended and Restated Agreement and Plan of Reorganization (the "Agreement") dated as of March 15, 1996 respecting, among other things, the merger of STAT Acquisition with and into Old STAT and the merger of the AmHealth Corporations with and into New STAT; and

      WHEREAS, the parties thereto desire to revise, supplement and amend the Agreement as provided below.

      NOW, THEREFORE, the parties hereto, in consideration of certain value received by the respective parties hereto and the mutual promises and agreements hereinafter set forth, agree as follows:

      1. DEFINITIONS. Each capitalized term that is used in this Amendment but not otherwise defined herein shall have the meaning assigned thereto in the Agreement.

      2. AMENDMENTS TO THE AGREEMENT. The Agreement is hereby amended as follows:

            (A) All references to the "Closing Date" shall be amended to refer to on or about June 25, 1996.

            (B)   All references to May 27, 1996 in Sections 8.1 (b), (c) and
                  (d) and Section 8.3 (c) shall be amended to read June 30, 1996.

            (C) All references to May 28, 1996 in Section 8.3(c) shall be amended to read June 30, 1996.

      3. COUNTERPARTS. This Amendment to the Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      4. CONTINUATION OF THE AGREEMENT. Except as amended by this Amendment, all terms and conditions of the Agreement remain in full force and effect.

      IN WITNESS WHEREOF, the AmHealth Corporations, the AmHealth Partnerships, New STAT, Old STAT and STAT Acquisition have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

NEW STAT HEALTHCARE, INC.           STAT HEALTHCARE, INC.

By: /s/ Ned E. Chapman              By: /s/ Ned E. Chapman

Title: Chief Financial Officer      Title: Chief Financial Officer


STAT ACQUISITION CORP.              AMHEALTH CORPORATION

By: /s/ Ned E. Chapman              By: /s/ Ruben A. Perez

Title: Chief Financial Officer      Title: President


AMHEALTH ENTERPRISES OF THE         AMHEALTH AMBULATORY
VALLEY, INC.                        SERVICES, INC.

By: /s/ Ruben A. Perez              By: /s/ Ruben A. Perez

Title: President                    Title: President

AMHEALTH KIDNEY CENTERS                   WESLACO KIDNEY CENTER, LTD.
OF THE VALLEY, LTD.

By:   AmHealth Enterprises of       By:   AmHealth Enterprises of
      the Valley, Inc.,                   the Valley, Inc.,
      Its General Partner                 Its General Partner

By: /s/ Ruben A. Perez              By: /s/ Ruben A. Perez

Its: President                      Its: President

STARR DIALYSIS CENTER, LTD.               MISSION KIDNEY CENTER, LTD.

By:   AmHealth Enterprises of       By:   AmHealth Enterprises of
      the Valley, Inc.,                   the Valley, Inc.,
      Its General Partner                 Its General Partner

By: /s/ Ruben A. Perez              By: /s/ Ruben A. Perez

Its: President                      Its: President


BROWNSVILLE KIDNEY CENTER, LTD.     AMHEALTH AMBULATORY HEALTHCARE, LTD.

By:   AmHealth Enterprises of       By:   AmHealth Ambulatory
      the Valley, Inc.,                   Services, Inc.,
      Its General Partner                 Its General Partner

By: /s/ Ruben A. Perez              By: /s/ Ruben A. Perez

Its: President                      Its: President


SOUTHWESTERN INFUSION HEALTHCARE, LTD.  BROWNSVILLE HYPERBARIC HEALTHCARE, LTD.

By:   AmHealth Ambulatory           By:   AmHealth Ambulatory
      Services, Inc.,                     Services, Inc.,
      Its General Partner                 Its General Partner

By: /s/ Ruben A. Perez              By: /s/ Ruben A. Perez

Its: President                      Its: President

AMHEALTH MEDICAL MANAGEMENT, LTD.

By:   AmHealth Ambulatory
      Services, Inc.,
      Its General Partner

By: /s/ Ruben A. Perez

Its: President